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     As filed with the Securities and Exchange Commission on June 7, 2004.

                                                      REGISTRATION NO. 333-27735
================================================================================

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                        POST-EFFECTIVE AMENDMENT NO. 2 TO
                                    FORM S-3

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                         GUNDLE/SLT ENVIRONMENTAL, INC.
             (Exact name of registrant as specified in its charter)


            DELAWARE                                          22-2731074
  (State or other jurisdiction                             (I.R.S. Employer
of incorporation or organization)                       Identification Number)


                                19103 GUNDLE ROAD
                              HOUSTON, TEXAS 77073
                                 (281) 443-8564
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


              SAMIR T. BADAWI                               With copies to:
   PRESIDENT AND CHIEF EXECUTIVE OFFICER               PORTER & HEDGES, L.L.P.
       GUNDLE/SLT ENVIRONMENTAL, INC.                  700 LOUISIANA, 35TH FLOOR
             19103 GUNDLE ROAD                         HOUSTON, TEXAS 77002-2764
           HOUSTON, TEXAS 77073                          ATTN: KATHY L. TEDORE
              (281) 443-8564                           TELEPHONE (713) 226-0659
(Name and address, including zip code, and              TELECOPY (713) 226-0259
 telephone number, including area code, of
            agent for service)


         Approximate date of commencement of proposed sale to the public: Not applicable. Deregistration of unsold securities.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with a dividend or interest reinvestment plan, please check the following box. [ ]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [ ]______

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [ ]______________

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

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DEREGISTRATION OF SECURITIES

         On May 23, 1997, Gundle/SLT Environmental, Inc. (the "Company") filed a registration statement on Form S-3 ("Registration Statement"). The Registration Statement registered a total of 7,000,000 shares of the Company's common stock, par value $.01 per share (the "Common Stock"), offered for sale by Wembley, Ltd., a selling shareholder. The Company did not receive any proceeds from the sale of any such shares.

         On May 18, 2004, the Company merged with and into GEO Sub Corp., a newly formed entity wholly owned by GEO Holdings Corp. and controlled by Code, Hennessy & Simmons IV LP (the "Merger"). In the Merger, all publicly traded shares of the Company's Common Stock were converted into cash at the rate of $18.50 per share. In connection with the Merger, the offering of Common Stock under the Registration Statement has terminated.

         Accordingly, this Post Effective Amendment No. 2 to the Registration Statement is being filed to deregister, as of the date hereof, the 4,557,143 shares of Common Stock that remain unsold under the Registration Statement.

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                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on June 7, 2004.


                                     GUNDLE/SLT ENVIRONMENTAL, INC.




                                     By:  /s/ Samir T. Badawi
                                        ----------------------------------------
                                           Samir T. Badawi
                                           President and Chief Executive Officer



         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the Registration Statement has been signed below by the following persons in their capacities and on the ___ day of June, 2004.

             SIGNATURE                                        TITLE
             ---------                                        -----

     /s/ Samir T. Badawi                  Director, President and Chief Executive Officer
-----------------------------------               (Principal Executive Officer)
          Samir T. Badawi


                                                             Director
-----------------------------------
        Daniel J. Hennessy


     /s/ Brian P. Simmons                                    Director
-----------------------------------
         Brian P. Simmons


     /s/ Marcus J. George                                    Director
-----------------------------------
         Marcus J. George


     /s/ Roger J. Klatt                  Executive Vice President, Treasurer, Assistant
-----------------------------------           Secretary and Chief Financial Officer
          Roger J. Klatt                   (Principal Financial and Accounting Officer)